SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)
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[	X	]	Definitive Proxy Statement
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[		]	Soliciting Material Pursuant to §240.14a-12

SHOE CARNIVAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SHOE CARNIVAL, INC.

NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
TO BE HELD ON JUNE 11, 2004

        The annual meeting of common shareholders of Shoe Carnival, Inc. will be held at the Evansville Marriott, 7101 North U.S. Route 41, Evansville, Indiana, on Friday, June 11, 2004, at 10:00 a.m., C.D.T., for the following purposes:

(1)    To elect two Directors to serve until the 2007 annual meeting of shareholders and until their successors are elected and have qualified, as set forth in the accompanying Proxy Statement;

(2)    To approve a proposed amendment to the Company's 2000 Stock Option and Incentive Plan;

(3)    To ratify the appointment of Deloitte & Touche LLP, as auditors for the Company for fiscal year 2004; and

(4)    To transact such other business as may properly come before the meeting.

        All common shareholders of record at the close of business on April 2, 2004 will be eligible to vote.

        It is important that your stock be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, your proxy will be canceled at your request.

David A. Kapp, Secretary

SHOE CARNIVAL, INC.
8233 Baumgart Road
Evansville, Indiana 47725

PROXY STATEMENT
Annual Meeting of Common Shareholders

June 11, 2004

         This statement is being furnished to common shareholders on or about May 5, 2004, in connection with a solicitation by the Board of Directors of Shoe Carnival, Inc. (the "Company") of proxies to be voted at the annual meeting of common shareholders to be held at 10:00 a.m., C.D.T., Friday, June 11, 2004, at the Evansville Marriott, 7101 North U.S. Route 41, Evansville, Indiana, for the purposes set forth in the accompanying Notice.

         At the close of business on April 2, 2004, the record date for the meeting, there were 12,802,072 shares of Common Stock of the Company outstanding and entitled to vote at the meeting. On all matters, including the election of the Directors, each common shareholder will have one vote for each share held.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by giving written notice of revocation to the Company, executing a subsequently dated proxy that is delivered to the Company, or attending the annual meeting and voting in person. Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as Director of the nominees listed under Proposal 1 and for Proposals 2 and 3. Election of the Directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposal 2 will be subject to the affirmative vote of a majority of the total votes cast on the proposal. Approval of Proposal 3 will be subject to the vote of the holders of a greater number of shares favoring approval than those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither broker non-votes nor abstentions will have any effect on the vote required to approve any of the Proposals.

         The Board of Directors knows of no matters, other than those reported below, which are to be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

         The cost of this solicitation of proxies will be borne by the Company. Proxies may also be solicited personally or by telephone by Company employees acting without additional compensation.

ELECTION OF DIRECTORS

Nominees and Director Information

         The Company currently has six Directors divided into three classes. Each class contains two Directors. The term of one class expires each year. Each Director holds office for a three-year term expiring at the annual meeting of shareholders held in the year that is three years after his election and thereafter until his successor is elected and qualified.

         The shareholders will be asked to elect two Directors. Mark L. Lemond and James A. Aschleman have been nominated by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, for election as Directors for a term to expire at the 2007 annual meeting of shareholders and until their successors are elected and qualified. Mr. Lemond has served as a Director since 1988 and Mr. Aschleman since 2001. It is the intention of the persons named in the accompanying form of proxy, absent contrary instructions therein, to vote such proxy for the election to the Board of Directors of Messrs. Lemond and Aschleman.
Name	Age	Present Principal Occupation	Director Since	Shares Beneficially Owned on March 31, 2004(1)	Percent of Class

NOMINEES FOR DIRECTOR (Nominees for a three-year term to expire at the annual meeting of shareholders in 2007)

Mark L. Lemond	49	President and Chief Executive Officer of the Company	1988	584,964	(2)	4.5%

James A. Aschleman	59	Partner of Baker & Daniels (law firm)	2001	2,200	(3)	*

DIRECTORS CONTINUING IN OFFICE (Term expiring at the annual meeting of shareholders in 2005)

J. Wayne Weaver	69	Chairman of the Board of the Company, Chairman and Chief Executive Officer of Jacksonville Jaguars, LTD (professional football franchise), and Chairman and Chief Executive Officer of LC Footwear, LLC (footwear distributor) (5)	1988	4,833,230	(4)	37.8%

Gerald W. Schoor	69	Merchant Banker (self-employed) (7)	1993	8,000	(6)	*

(Term expiring at the annual meeting of shareholders in 2006)

William E. Bindley	63	Chairman of the Board of Bindley Capital Partners, LLC (private equity investment fund) and Chairman of the Board of Priority Healthcare Corporation (9)	1993	6,000	(8)	*

Kent A. Kleeberger	51	Executive Vice President, Chief Financial Officer, Treasurer and Secretary for Too, Inc. (apparel retailer)	2003	0		*

* Less than 1%

(1)	Does not include shares subject to options that are not presently exercisable (i.e., within 60 days after March 31, 2004).

(2)

Includes 11,500 shares directly owned by Mr. Lemond's spouse and 301,874 shares issuable upon the exercise of presently exercisable options granted under the Company's 1993 Stock Option and Incentive Plan ("1993 Stock Option Plan") and the Company's 2000 Stock Option and Incentive Plan ("2000 Stock Option Plan").

(3)	Represents 200 shares owned by Mr. Aschleman's spouse and 2,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Outside Directors Stock Option Plan.

(4)	Includes 1,750,000 shares directly owned by Mr. Weaver's spouse, 333,230 shares owned jointly with Mr. Weaver's spouse and 1,000,000 shares held in a trust of which Mr. Weaver is a trustee.

(5)

Mr. Weaver also serves on the Board of Directors of Stein Mart, Inc., a chain of off-price retail stores. From 1978 until February 2, 1993, Mr. Weaver's principal occupation was as president and chief executive officer of Nine West Group, Inc. ("Nine West"), a designer, developer and marketer of women's footwear.

(6)

Represents 3,000 shares held as co-trustee for the benefit of Mr. Schoor's spouse and 5,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Outside Directors Stock Option Plan.

(7)

Prior to January 1997, Mr. Schoor was employed as president of Corporate Finance Associates, St. Louis (financial intermediary) and as executive vice president of National Industrial Services, Inc. (industrial asset management company).

(8)	Includes 5,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Outside Directors Stock Option Plan.

(9)

From 1968 until February 2001, Mr. Bindley's principal occupation was chairman of the board and chief executive officer of Bindley Western Industries, Inc., a pharmaceutical wholesale distribution company. Since July 1994, Mr. Bindley has served as chairman of the board for Priority Healthcare Corporation and from July 1994 until May 1997 he also served as chief executive officer. Priority Healthcare Corporation is a national specialty pharmacy and distributor that provides biopharmaceuticals, complex therapies and related disease treatment programs and services to individuals with chronic diseases.

         Unless otherwise indicated in a footnote to the preceding table, the principal occupation of each Director has been the same for the last five years, and each Director possesses sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by him.

The Board of Directors recommends a vote FOR the nominees listed above.

         A majority of the Directors are "independent directors" as defined by the listing standards of the Nasdaq Stock Market, and the Board of Directors has determined that such independent Directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director. The independent Directors are Messrs. Aschleman, Bindley, Kleeberger and Schoor.

Meetings and Committees

         During fiscal 2003, the Board of Directors held four meetings. Each Director during fiscal 2003 attended at least 75% of the total board meetings and the meetings of the respective committees on which he served, except for Mr. Kleeberger who was elected as a Director on July 1, 2003. Since his election, Mr. Kleeberger has attended all meetings held by the Board and the committee on which he serves. Each of the Company's Directors at the time attended the Company's 2003 Annual Meeting of Shareholders.

         The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the Committees operates pursuant to a written charter which can be viewed on the Company's website at www.shoecarnival.com.

         The Audit Committee is comprised of three of the Company's non-employee Directors: Messrs. Schoor (Chair), Bindley and Kleeberger (who joined the Committee in July 2003). Mr. Aschleman resigned from the Committee in July 2003. The Board of Directors of the Company has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of the Nasdaq Stock Market that govern audit committee composition, including the requirement that the audit committee members all be "independent" directors, as that term for audit committee members is defined by the Nasdaq Stock Market rules and Rule 10A-3 of the Exchange Act. The Board has also determined that Mr. Kleeberger qualifies as the "audit committee financial expert" as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee met seven times during fiscal 2003. The Audit Committee is solely responsible for the selection and hiring of independent public accountants to audit the Company's books and records and preapproves audit and permitted non-audit services undertaken by the auditor. This Committee is also responsible for review of (i) the Company's financial reports and other financial information, (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics, and (iii) auditing, accounting and financial reporting processes. The Audit Committee also approves all related-party transactions, including the Company's relationships with LC Footwear, LLC and PL Footwear, Inc. The Committee meets with management and the independent auditors as necessary.

         The Compensation Committee consists of three of the Company's non-employee Directors: Messrs. Bindley (Chair), Schoor and Aschleman. Each of the members of the Compensation Committee is "independent", as such term for compensation committee members is defined in the listing standards of the Nasdaq Stock Market and each is a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act. The Compensation Committee held three meetings during fiscal 2003. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the executive officers and Directors of the Company. The Compensation Committee also administers the Company's 1993 Stock Option Plan, 2000 Stock Option Plan and Employee Stock Purchase Plan.

         The Nominating and Corporate Governance Committee (the "Nominating Committee") consists of three of the Company's non-employee Directors: Messrs. Aschleman (Chair), Bindley and Schoor. Each member of the Nominating Committee is "independent," as such term for nominating committee members is defined in the listing standards of the Nasdaq Stock Market. This Committee met three times during fiscal 2003. The Nominating Committee exercises a leadership role in shaping the corporate governance of the Company and recommends to the Board corporate governance principles on a number of topics, including (i) Board organization, membership and function, (ii) committee structure and membership, and (iii) oversight of evaluation of the Board. As the nominating body of the Board, the Nominating Committee also interviews, evaluates, nominates and recommends individuals for membership on the Board and on the various committees of the Board. The Nominating Committee identifies potential nominees for Director based on specified objectives in terms of the composition of the Board, taking into account such factors as areas of expertise and geographic, occupational, gender, race and age diversity. Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Company and willingness to devote adequate time to Board duties.

         The Nominating Committee also will consider Director candidates recommended by shareholders. A shareholder who wishes to recommend a Director candidate for consideration by the Nominating Committee should send such recommendation to the Secretary of the Company, 8233 Baumgart Road, Evansville, Indiana 47725, who will forward it to the Nominating Committee. Any such recommendation should include a description of the candidate's qualifications for board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a Director candidate at an annual meeting of shareholders, rather than recommend the individual to the Nominating Committee as a nominee, must comply with the advance notice requirements set forth in the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company. A summary of such requirements is provided in this proxy statement under "Shareholder Proposals for 2005 Annual Meeting".

Code of Business Conduct and Ethics

         The Company has adopted a Code of Business Conduct and Ethics (the "Code") that applies to all of the Company's Directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Code is posted on the Company's website at www.shoecarnival.com. The Company intends to disclose any amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for the Directors or executive officers will be disclosed in a report on Form 8-K.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than 10% of Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during fiscal 2003 all filing requirements applicable to its executive officers, Directors and greater than 10% shareholders were timely satisfied, except that Messrs. Lemond, Baker, Sifford, Jackson and Kapp each failed to timely report the receipt of a stock option grant.

Summary Compensation Table

         The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company during each of the three most recent fiscal years, to the Company's Chief Executive Officer, and to each of the Company's four other most highly compensated executive officers, based on salary and bonuses earned during fiscal 2003 (the "Named Executive Officers").

Summary Compensation Table
		Annual Compensation				Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Other Annual Compensation(2)		Securities Underlying Options (3)	All Other Compensation (4)

Mark L. Lemond, President and Chief Executive Officer	2003 2002 2001	$574,327 548,077 496,250	$0 101,000 132,500	$	- - -	75,000 75,000 0	$64,160 27,504 22,760	(5) (6) (7)

J. Wayne Weaver, Chairman of the Board	2003 2002 2001	$300,000 300,000 300,000	$0 0 0	$	- - -	0 0 0	$0 0 0

Timothy T. Baker, Executive Vice President - Store Operations	2003 2002 2001	$376,052 358,212 289,731	$0 52,700 63,600	$	- - -	20,000 20,000 0	$20,225 14,507 8,883	(5) (6) (7)

Clifton E. Sifford, Executive Vice President - General Merchandise Manager	2003 2002 2001	$376,052 358,212 289,731	$0 52,700 63,600	$	- - -	20,000 20,000 0	$17,953 16,373 14,542	(5) (6) (7)

W. Kerry Jackson, Senior Vice President - Chief Financial Officer and Treasurer	2003 2002 2001	$196,635 189,616 177,923	$0 24,400 33,400		$24,100 - -	15,000 15,000 0	$13,483 13,942 14,707	(5) (6) (7)

(1)	Represents bonuses earned during the fiscal year indicated, which bonuses at times have been paid in the subsequent fiscal year.
(2)

Except for Mr. Jackson, the perquisites and other personal benefits awarded, earned or paid to the Named Executive Officers did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for each Named Executive Officer for any of the years listed and accordingly have been omitted as permitted under applicable regulations. Of the amount shown for Mr. Jackson in fiscal 2003, $8,655 was for personal use of an automobile and $12,715 was for his participation in the Executive Medical Plan. In years 2002 and 2001, Mr. Jackson's perquisites and other personal benefits awarded, earned or paid did not exceed the lesser of $50,000 or 10% of the total of his annual salary and bonus in each year.

(3)	All of the amounts reflect option shares. The Company has never granted SARs.
(4)	Except as otherwise indicated, all amounts are compensation related to life and disability insurance premiums.
(5)

Of the amounts shown, $25,796 for Mr. Lemond, $18,873 for Mr. Baker, $16,602 for Mr. Sifford and $12,154 for Mr. Jackson represent the Company's matching contributions under the Company's 401(k) Plan and Deferred Compensation Plan. In addition, Mr. Lemond's other compensation in 2003 includes the amount of compensation he received to make payments on a split-dollar life insurance policy, and to pay taxes on the amount of the bonus. Under the Employment and Noncompetition Agreement with Mr. Lemond, the Company is obligated to provide a split-dollar life insurance arrangement for Mr. Lemond. In years prior to 2003, the Company paid the premiums and was entitled to receive repayment of the premiums advanced from the death benefit or cash value. Mr. Lemond was deemed to have compensation equal to a portion of the premium advanced. In response to the Sarbanes-Oxley Act of 2002, the Company began to pay Mr. Lemond, as a bonus, amounts that Mr. Lemond uses to pay insurance premiums on the split-dollar life insurance policy. See "Split-Dollar Life Insurance." The Company will not be entitled to receive reimbursement of these amounts, but will retain the right to receive from the insurance company an amount equal to the amount that the Company paid in premiums on the split-dollar policy prior to 2003.

(6)

Of the amounts shown, $26,153 for Mr. Lemond, $13,156 for Mr. Baker, $15,021 for Mr. Sifford and $12,661 for Mr. Jackson represent the Company's matching contributions under the Company's 401(k) Plan and Deferred Compensation Plan.

(7)

Of the amounts shown, $21,650 for Mr. Lemond, $7,774 for Mr. Baker, $13,432 for Mr. Sifford and $13,693 for Mr. Jackson represent the Company's matching contributions under the Company's 401(k) Plan and Deferred Compensation Plan.

Employment and Noncompetition Agreements

         On January 15, 1993, the Company entered into a noncompetition agreement with J. Wayne Weaver. As long as Mr. Weaver is an executive officer or Director of the Company he may not engage directly or indirectly through any other company or entity in the retail shoe business without the prior approval of the Company's Audit Committee. The Audit Committee has approved Mr. Weaver's association with LC Footwear, LLC and PL Footwear, Inc. Effective February 1, 1993, Mr. Weaver became an employee of the Company at an annual salary of $300,000. Although Mr. Weaver will continue to be involved in other business activities and will not devote full time to the Company, he will devote such time to the Company as he deems necessary or appropriate to perform his duties as Chairman of the Board.

         On August 1, 2001, the Company entered into Employment and Noncompetition Agreements with Mr. Baker and Mr. Sifford. The original term of the agreements was through December 31, 2003. The agreements are automatically extended for successive one-year periods unless either party gives notification prior to the end of the then term of the agreement that the term of the agreement shall no longer be extended. The agreements provide for an annual base salary equivalent to the salary in effect as of August 1, 2001, subject to increase by the Compensation Committee of the Company's Board of Directors. Messrs. Baker and Sifford are entitled to participate in such bonus plans as the Company may establish from time to time. Under each of the agreements, employment of the executive may be terminated by the Company upon death or disability of the executive or by the Company for "Cause" (as defined in the agreement) or without Cause. The executive may terminate employment voluntarily or for "Good Reason" (defined as a reduction in salary or position). If an executive is terminated for death, disability, Cause or voluntarily terminates, the executive will receive only amounts that are earned and unpaid as of the date of termination. If an executive is terminated by the Company without Cause or terminates for Good Reason, absent a "Change in Control," the executive will continue to receive his bi-weekly salary for a period of twelve months and be reimbursed for health care premiums for the lesser of twelve months or until the executive is reemployed and is eligible for health care coverage. Additionally, any non-vested stock options granted after the date of the agreement that would have vested within twelve months of termination will become immediately exercisable. If the executive is terminated by the Company without Cause or terminates for Good Reason within two years of a "Change in Control" (as defined in the agreement), the executive is entitled to a lump sum payment within 30 days of termination equivalent to 200% of his base salary plus the highest bonus paid within the past two years, which bonus amount will not be less than 25% of his base salary; reimbursement for health care premiums for the lesser of eighteen months or until the executive is reemployed and is eligible for health care coverage; outplacement services; and any non-vested stock options that would have vested within twelve months of termination will become immediately exercisable. If any payment under the agreement would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive would be entitled to receive additional compensation from the Company to cover the excise taxes, interest and penalties (if applicable) and other taxes arising from the additional compensation. The benefits to the executive under the agreement are subject to certain conditions, including the agreement by the executive not to compete with the Company for a period of two years following the termination of the executive's employment.

         On July 1, 2002, the Company entered into an Employment and Noncompetition Agreement with Mr. Lemond. The term of the agreement is through June 30, 2006. The term of the agreement will automatically be extended one year on July 1st of each year unless either party gives notification not more than 90 and not less than 30 days prior to a July 1st, in which case the agreement will terminate four years after such July 1st. The agreement provides for an annual base salary equivalent to his salary for fiscal 2002, subject to increase by the Compensation Committee of the Company's Board of Directors. Mr. Lemond is entitled to participate in such bonus plans as the Company may establish from time to time. Under the agreement, employment will terminate upon Mr. Lemond's death, may be terminated by the Company upon Mr. Lemond's disability or by the Company for "Cause" (as defined in the agreement) or without Cause. Mr. Lemond may terminate employment voluntarily, for "Good Reason" (defined as a reduction in salary or position, involuntary relocation, breach of the agreement by the Company, or notification that the Company will not extend the agreement term), or retirement. If Mr. Lemond is terminated for death, disability, Cause or voluntarily terminates or retires, he will receive (i) earned but unpaid base pay plus (ii) as long as the reason is not for Cause or a voluntary termination, a prorated bonus, and (iii) if for disability, a bonus equal to the split-dollar policy premiums required to be reimbursed to the Company plus applicable taxes. If Mr. Lemond is terminated by the Company without Cause or terminates for Good Reason, he will receive (i) earned but unpaid base pay, (ii) a prorated bonus, (iii) a lump-sum payment equivalent to two times the "Salary Continuation Benefit" (defined as the sum of salary plus the larger of the bonuses paid to Mr. Lemond for the two years preceding the termination date or 25% of the salary then in effect), (iv) a monthly wage continuation for 24 months equal to one-twelfth of his Salary Continuation Benefit, (v) a bonus equal to the split-dollar policy premiums required to be reimbursed to the Company plus applicable taxes, and (vi) medical and dental benefits for the lesser of the remainder of the contract term or until Mr. Lemond is reemployed and is eligible for health care coverage. Additionally, all unvested options will immediately vest. If any payment under the agreement would be subject to the excise tax under Section 4999 of the Internal Revenue Code, Mr. Lemond would be entitled to receive additional compensation from the Company to cover the excise taxes, interest and penalties (if applicable) and other taxes arising from the additional compensation. The benefits to Mr. Lemond under the agreement are subject to certain conditions, including the agreement by Mr. Lemond not to compete with the Company for a period of two years following the termination of his employment.

         The Company does not currently have employment or noncompetition agreements with any other executive officers.

Split-Dollar Life Insurance

         In March 1999, the Company established a split-dollar life insurance arrangement on the lives of Mr. Lemond and his spouse. The life insurance policy provides coverage in the amount of $1.0 million, payable on the death of the last to survive. The annual premiums on the policy are $21,300. Under the arrangement, at the later of the death of Mr. Lemond or his spouse, the Company will be reimbursed for all premiums paid by it, and the balance of the proceeds of the policy would be paid to the estate of Mr. Lemond or his spouse.

         Prior to the enactment of the Sarbanes-Oxley Act on July 30, 2002, the Company paid all of the premiums on the policy. There is currently uncertainty as to whether the payment of premiums on a split-dollar life insurance policy by a company would constitute a personal loan prohibited under the Sarbanes-Oxley Act. Due to this uncertainty, Mr. Lemond now pays the premiums on his split-dollar life insurance policy, and the Company pays to Mr. Lemond a bonus in an amount sufficient to cover the premium paid by Mr. Lemond and the tax liability on the bonus.

Compensation of Directors

         During 2003, the Company paid non-officer Directors an annual retainer of $15,000 per year and a fee of $1,000 for each meeting of the Board with accompanying Committee meetings attended. Mr. Kleeberger was paid a pro-rata amount of the retainer based on his term of service being a partial year. Attendees of Committee meetings in which the full Board does not meet are paid a fee of $1,000 per meeting or $750 if attendance is by conference call. All Directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. No Director who is an officer or employee of the Company receives compensation for services rendered as a Director.

         On March 4, 1999, the Board of Directors approved the Outside Directors Stock Option Plan. The plan reserves for issuance 25,000 shares of the Company's Common Stock (subject to adjustment for stock splits, stock dividends and certain other changes to the Common Stock). The plan calls for each non-employee Director to be granted on April 1 of each year an option to purchase 1,000 shares of the Company's Common Stock at the market value on the date of the grant. The options vest six months from the date of grant and expire ten years from the date of grant.

Stock Options

         The Company's Board of Directors and shareholders approved the 1993 Stock Option Plan, effective January 15, 1993, and amended it at the 1997 annual meeting of shareholders. The 1993 Stock Option Plan reserved 1,500,000 shares of the Company's Common Stock for stock option grants (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the Common Stock). On January 14, 2003, the 1993 Stock Option Plan expired. Previously issued stock options can be exercised for up to 10 years from their date of grant.

         The Company's Board of Directors and shareholders approved the 2000 Stock Option Plan, effective June 8, 2000. The 2000 Stock Option Plan reserves 1,000,000 shares of the Company's Common Stock for stock option and restricted stock grants (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the Common Stock). The Company's Board of Directors has proposed to amend the Company's 2000 Stock Option Plan to increase the number of shares reserved for issuance to 1,500,000. See "Approval of the Amendment to the Company's 2000 Stock Option Plan ".

         The Compensation Committee of the Board of Directors administers and grants incentive awards under the 2000 Stock Option Plan. The 2000 Stock Option Plan provides for the grant to officers and other key employees of the Company of incentive awards in the form of stock options or restricted stock. Stock options granted under the plan may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonqualified stock options").

         The following table sets forth information with respect to options granted by the Company under the 2000 Stock Option Plan to the Named Executive Officers during the fiscal year ended January 31, 2004.

Option Grants in Last Fiscal Year
	Individual Grants (1)

Name	Number of Securities Underlying Options Granted (#)(3)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)

					5%($)	10%($)

Mark L. Lemond	75,000	24.2%	$12.67	03/11/13	$597,400	$1,513,810
J. Wayne Weaver	---	---	---	---	---	---
Timothy T. Baker	20,000	6.5%	$12.67	03/11/13	$159,307	$ 403,683
Clifton E. Sifford	20,000	6.5%	$12.67	03/11/13	$159,307	$ 403,683
W. Kerry Jackson	15,000	4.8%	$12.67	03/11/13	$119,480	$ 302,762

(1)

During fiscal 2003, options to purchase an aggregate of 310,000 shares were granted to 109 employees at exercise prices equal to or above the market price on the respective grant dates. Such options have a term of ten years, subject to earlier expiration at or following termination of employment in certain circumstances.

(2)

The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3)	These options become exercisable in thirds on the first through third anniversaries of the grant date.

         The following table sets forth information with respect to the exercise of options held by the Named Executive Officers during fiscal year 2003 and unexercised stock options held by such individuals at the end of the fiscal year ended January 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)

Name	Shares Acquired on Exercise(#)	Value Realized($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark L. Lemond	25,000	$331,250	251,874	125,000	$1,904,920	$267,750
J. Wayne Weaver	0	$0	0	0	$0	0
Timothy T. Baker	6,937	$78,378	59,264	33,334	$386,879	$71,400
Clifton E. Sifford	0	$0	66,961	33,334	$589,784	$71,400
W. Kerry Jackson	0	$0	35,000	25,000	$234,650	$53,550

(1)

The closing price for the Company's Common Stock as reported by the Nasdaq Stock Market on January 30, 2004 was $16.24. The value is calculated on the basis of the difference between the Common Stock option exercise price and $16.24, multiplied by the number of "in-the-money" shares of Common Stock underlying the options.

(2)

The value realized is calculated based on the difference between the price obtained upon sale of the Common Stock and the option exercise price, multiplied by the number of shares to which the exercise relates.

         The following table sets forth information regarding outstanding grants and shares available for grant under the Company's existing equity compensation plans, including our 1993 Stock Option Plan, 2000 Stock Option Plan, Outside Directors Stock Option Plan and the Shoe Carnival, Inc. Employee Stock Purchase Plan. All information is as of January 31, 2004.
Equity Compensation Plan Information

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders (1)	1,233,992	$11.18	349,930	(2)
Equity compensation plans not approved by security holders (3)	12,000	$13.03	13,000

Total	1,245,992	$11.20	362,930

(1)	Includes the 1993 Stock Option Plan, 2000 Stock Option Plan and the Employee Stock Purchase Plan.
(2)

Includes 167,090 shares available for future issuance as stock options or restricted stock under the 2000 Stock Option Plan and 182,840 shares available for future issuance under the Shoe Carnival, Inc. Employee Stock Purchase Plan. No additional grants will be made from the 1993 Stock Option Plan.

(3)

Represents the Outside Directors Stock Option Plan which has been approved by the Company's Board of Directors but was not required to be approved by its shareholders. For a description of the material terms of the plan see "Compensation of Directors".

Compensation Report of the Compensation Committee

         Executive Compensation Policy. In evaluating the performance of the Company, the Compensation Committee focuses primarily on attained increases in store growth, sales, operating income, net earnings and earnings per share as compared to the Company's internal financial plan for the year approved by the Board of Directors. In making compensation decisions, the Compensation Committee also reviews executive compensation practices within the retail and footwear industries with consideration given to, among other factors, differences in sales, growth rates and total market capitalization.

         The Company designs compensation programs to attract, retain and motivate the finest talent possible for all levels of the organization. In addition, the programs are designed to treat all employees fairly, to be cost-effective and to assure that all compensation will continue to be tax deductible. To that end, all programs, including those for executive officers, have the following characteristics.

         Compensation is based on the level of job responsibility, the individual's level of performance and Company performance. Members of management have a greater portion of their pay based on Company performance than do non-management employees.

         Compensation also takes into consideration the value of the job in the marketplace. To retain its highly skilled work force, the Company strives to remain competitive with the pay of employers of a similar stature who compete with the Company for talent.

         The Company's 1993 and 2000 Stock Option Plans are intended to provide a long-term incentive for executives and other key employees to maximize growth and profitability to create shareholder value.

         The basic components of executive compensation, including that of the Chief Executive Officer, consist of salary, bonus, stock options and participation in the Company's 401(k) Savings Plan, Deferred Compensation Plan, Employee Stock Purchase Plan and Executive Medical Plan. The Company does not currently provide for any defined benefit pension plan.

         Cash Compensation. The Compensation Committee reviews and approves salaries for the Chief Executive Officer and other executive officers on an annual basis or at other times as necessary to accommodate the hiring of new employees, promotions or other considerations. Recommended base salaries are reviewed and set based on a number of factors, including job responsibilities, individual industry experience, individual performance, Company performance, industry data for comparable positions and recommendations by senior executive officers. No predetermined weight is given to any of the above factors.

         Salary increases for the Company's executive officers have averaged approximately 10.5% annually for the past three years. Certain executive officers have received greater salary increases corresponding to expanded responsibilities as a result of the continued growth of the Company.

         A portion of the cash compensation of executive officers and most other salaried employees consists of bonus payments. Under the Company's Executive Incentive Compensation Plan, most salaried employees, including all executive officers, are eligible to receive a cash bonus equal to a specified percentage of the participant's base salary if certain financial objectives are met. The financial objectives for executive officers relate to the attainment of sales, operating income, net earnings, earnings per share, return on equity, return on invested capital and stock price appreciation goals established in advance by the Company's management and approved by its Board of Directors. Based on the Company's 2003 financial performance, no bonuses were awarded under the plan to the Named Executive Officers.

         Stock Options. The Company considers equity compensation, in the form of stock options, to be an important element in the overall compensation of its executive officers and other key employees. The grant of stock options continues the Company's practice of increasing management's equity ownership in order to ensure that the interests of management remain closely aligned with those of the Company's shareholders. Stock options also create an incentive for the Company's key employees to remain with the Company for the long term because the options are typically not immediately exercisable and, if not exercised, are forfeited immediately if the employee is terminated for cause or voluntarily terminates his employment (other than by reason of death, disability or retirement) or within three months if employment is terminated for any other reason except death, disability or retirement.

         Options are granted pursuant to the 2000 Stock Option Plan at the discretion of the Company's Compensation Committee. The Compensation Committee relies in large part on the recommendation of the Chairman in determining the number of option shares to be granted to executive officers, based upon the Chairman's assessment of individual performance and the Company's performance. With the exception of new employees, options are typically granted on an annual basis. Selected operational and administrative managers and all executive officers were granted options in March 2003 with an exercise price equal to the market price on the grant date. See "Stock Options - Option Grants in Last Fiscal Year".

         Chief Executive Officer Compensation. The Chief Executive Officer's total compensation is based upon the same factors as the compensation of other executive officers, including his individual performance and the Company's short-term and long-term performance, as measured principally by increases in store growth, sales, operating income, net earnings, earnings per share, return on equity, return on invested capital and stock price appreciation. In addition, the Compensation Committee reviews the level of chief executives' compensation within the retail and footwear industries with consideration given to, among other factors, differences in sales, growth rates and total market capitalization.

         In March 2003, the Compensation Committee increased Mr. Lemond's salary 5% from $550,000 to $577,500 and granted him an option to purchase 75,000 shares of the Company's Common Stock, based upon his and the Company's performance in fiscal year 2002. Based on the 2003 financial results, Mr. Lemond did not receive a bonus under the quantitative Executive Incentive Compensation Plan.

         Compensation Committee

               James A. Aschleman
               William E. Bindley
               Gerald W. Schoor

Report of the Audit Committee

         Management of the Company is responsible for the financial reporting process, including the system of internal accounting and financial controls, and for the preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States. The Company's independent accountants, Deloitte & Touche LLP, are responsible for performing the audit of the Company's consolidated financial statements and expressing an opinion on those statements. The Audit Committee is responsible for oversight of all aspects of the Company's financial reporting, internal controls and audit processes. A copy of the current Audit Committee Charter adopted by the Board of Directors is included in this proxy statement as Appendix A.

         In fulfillment of its responsibilities, the Audit Committee on a regular basis discusses with both management and Deloitte & Touche LLP the adequacy and effectiveness of the Company's internal accounting and financial controls. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management and Deloitte & Touche LLP. In addition, the Audit Committee has discussed with Deloitte & Touche LLP all matters required to be discussed with audit committees by Statement on Auditing Standards No. 61, "Communication with Audit Committees". Deloitte & Touche LLP also provided the Audit Committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Audit Committee has discussed with Deloitte & Touche LLP any relationships or services that might impact their objectivity and independence.

         Based on the Audit Committee's review and discussions referenced in this report, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2004 for filing with the Securities and Exchange Commission.

         Audit Committee

               Gerald W. Schoor (full year)
               William E. Bindley (full year)
               Kent A. Kleeberger (beginning July 2003)

INDEPENDENT ACCOUNTANTS

         The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for fiscal year 2004 is recommended by the Audit Committee and will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Audit Committee. A representative of Deloitte & Touche LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he desires and will respond to appropriate questions. Notwithstanding approval by the shareholders, the Audit Committee reserves the right to replace the auditors at any time.

The Board of Directors and the Audit Committee recommend a vote FOR the ratification of Deloitte & Touche LLP as auditors for 2004.

         The following represents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company's financial statements for 2003 and 2002 and fees billed for other services rendered by Deloitte & Touche LLP.

Audit Fees
Fees relating to the audit of the Company's annual financial statements and the reviews of the financial statements filed on Form 10-Q were $144,400 and $132,100 for fiscal years 2003 and 2002, respectively.

Audit-Related Fees
For fiscal 2003, fees relating to the audit of employee benefit plans and consulting and training related to implementation of the requirements under the Sarbanes-Oxley Act of 2002 were $31,000. In fiscal 2002, $9,600 was paid to Deloitte & Touche LLP for fees relating to the audit of employee benefit plans.

Tax Fees
In fiscal 2003 the Company paid $27,000 for the preparation of certain tax returns. No tax services were provided by Deloitte & Touche LLP in fiscal 2002.

All Other Fees
In fiscal 2003 and fiscal 2002, no services in this category were provided by Deloitte & Touche LLP.

         The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, the chairman of the Audit Committee may act to pre-approve services in interim periods and request ratification by the full Audit Committee at the next regularly scheduled committee meeting.

         For fiscal 2003, pre-approved non-audit services included only those services described above under "Audit-Related Fees" and "Tax Fees". The aggregate amount of all such non-audit services constituted approximately 29% of the total amount of fees paid by the Company to Deloitte & Touche LLP.

APPROVAL OF THE AMENDMENT TO THE COMPANY'S
2000 STOCK OPTION PLAN

         On May 1, 2000, the Board of Directors of the Company adopted the 2000 Stock Option and Incentive Plan (the "2000 Stock Option Plan") and the Company's Board of Directors and shareholders approved the 2000 Stock Option Plan, effective June 8, 2000. On March 10, 2004, the Board of Directors adopted an amendment to the 2000 Stock Option Plan and directed that the amendment be submitted to the shareholders of the Company for consideration and approval at the 2004 Annual Meeting. The proposed amendment to the 2000 Stock Option Plan would amend Section 5 to increase the number of shares of the Company's Common Stock subject to issuance under the plan from 1,000,000 to 1,500,000.

         The following is a summary of the principal features of the 2000 Stock Option Plan and is qualified in its entirety by reference to the complete text of the 2000 Stock Option Plan, as proposed to be amended, as set forth as Appendix B to this Proxy Statement. Shareholders are urged to read the actual text of the 2000 Stock Option Plan as proposed to be amended. Capitalized terms used but not defined herein have the meanings assigned to them in the 2000 Stock Option Plan.

Purpose

         The purpose of the 2000 Stock Option Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its subsidiaries. The Company believes that employees who own shares of the Company's Common Stock will have a closer identification with the Company and greater motivation to work for the Company's success by reason of their ability as shareholders to participate in the Company's growth and earnings.

Eligible Persons

         Recipients of awards under the 2000 Stock Option Plan must be, or have been at the time of grant, officers or key employees (as determined by the Compensation Committee). The Company presently has approximately 400 officers and employees who fall within the category of key employees who may be considered for awards under the 2000 Stock Option Plan. No awards may be granted to Directors who are not also employees of the Company or one of its subsidiaries.

Shares Subject to the 2000 Stock Option Plan

         The 2000 Stock Option Plan permits the granting of awards of stock options and restricted stock. The total number of shares with respect to which awards may currently be made under the 2000 Stock Option Plan is 1,000,000. Under the proposed amendment, 1,500,000 shares would be available under the 2000 Stock Option Plan. The number of shares subject to the 2000 Stock Option Plan is subject to antidilution adjustments.

         The number of shares covered by an award under the 2000 Stock Option Plan reduces the number of shares available for future awards under the 2000 Stock Option Plan; however, any shares of restricted stock that ultimately are forfeited to the Company by the grantee will become available for further awards under the 2000 Stock Option Plan. Similarly, if any stock option granted under the 2000 Stock Option Plan expires, terminates, or is surrendered or cancelled without having been exercised in full, the number of shares then subject thereto is added back to the number of remaining available shares under the 2000 Stock Option Plan.

         The total number of shares that may be granted to any individual during any calendar year under all forms of awards may not exceed 300,000 shares.

         As of April 2, 2004, options to purchase 590,444 shares were outstanding under the 2000 Stock Option Plan.

         The closing sale price of the Company's Common Stock on April 2, 2004, as quoted on the Nasdaq Stock Market and reported in The Wall Street Journal, was $15.50 per share.

Administration of the Plan

         The 2000 Stock Option Plan is administered by the Compensation Committee (the "Committee"). Subject to the terms of the 2000 Stock Option Plan, the Committee has the sole authority and discretion to determine those officers and key employees who are to be granted awards under the 2000 Stock Option Plan and the nature and terms of the awards to be granted, including the number of shares covered by such awards.

Grant of Stock Options

         With respect to the grant of stock options under the 2000 Stock Option Plan that are intended to qualify as "incentive stock options" under Section 422 of the Code, the option price will be at least 100% (or 110% in the case of any holder of more than 10% of the voting power of the Company) of the fair market value of the Company's Common Stock on the date of the grant of the stock option. The aggregate fair market value (determined on the date of grant) of the shares of stock subject to incentive stock options that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The Committee will establish the exercise price of options that do not qualify as incentive stock options ("nonqualified stock options") at the time the options are granted.

         The exercise price of, and the number of shares subject to, an option will be adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Company's capital.

         During the time that the 2000 Stock Option Plan has been in effect, the Named Executive Officers have received options to purchase the indicated numbers of shares of Common Stock under the 2000 Stock Option Plan as follows: Mr. Lemond -- 105,000 shares; Mr. Weaver - 0 shares; Mr. Baker -- 45,000 shares; Mr. Sifford -- 45,000 shares; and Mr. Jackson -- 25,000 shares. All current executive officers as a group have been granted options under the 2000 Stock Option Plan to purchase 234,500 shares of Common Stock. Additionally, options totaling 584,076 shares have been received by all employees of the Company as a group, other than executive officers, pursuant to the 2000 Stock Option Plan. The preceding numbers represent option grants pursuant to the 2000 Stock Option Plan up to April 2, 2004, excluding any options which have been canceled or forfeited. None of the Company's current Directors who are not executive officers have been granted any options to purchase shares of Common Stock under the 2000 Stock Option Plan.

Exercise of Stock Options

         No incentive stock option granted under the 2000 Stock Option Plan may be exercised more than ten years (or, in the case of any holder of more than 10% of the voting power of the Company, five years) or such shorter period as the Committee may determine from the date it is granted. Nonqualified stock options may be exercised during such period as the Committee determines at the time of grant.

         If a grantee's employment with the Company or a subsidiary is terminated for cause or voluntarily by the grantee for any reason other than death, disability or retirement, such grantee's options expire at the date of termination, and the grantee must (unless waived by the Committee) repay to the Company the amount of any gain realized by the grantee upon any exercise within the 90-day period prior to the date of termination of any options granted to the grantee under the 2000 Stock Option Plan.

         Stock options granted under the 2000 Stock Option Plan will become exercisable in one or more installments in the manner and at the time or times specified by the Committee at the time of grant.

Restricted Stock

         Awards under the 2000 Stock Option Plan may be made in the form of restricted stock, in which case the participant would be granted shares of the Company's Common Stock, which shares would be subject to such forfeiture provisions and transfer restrictions as the Committee determined at the time of grant. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing restricted stock would be held by the Company, but the grantee generally would have all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

         While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period or periods of time, the 2000 Stock Option Plan does not set forth any minimum or maximum duration for such provisions and restrictions. It is expected that the terms of restricted stock awards ordinarily will provide that the restricted stock will be forfeited to the Company if the grantee ceases to be employed by the Company prior to the lapse of the forfeiture provisions and transfer restrictions, subject to exceptions for death, disability or retirement while employed by the Company. The Committee has the discretion to determine whether an award of restricted stock will vest upon the lapse of certain time period(s) or upon the achievement of specified performance targets during a performance period. Performance targets may be based on one or more of the following business criteria: annual return to shareholders; total net sales; net earnings; net earnings before nonrecurring expenses; return on equity; return on assets; diluted earnings per share; earnings before interest, taxes, depreciation and amortization ("EBITDA"); and EBITDA before nonrecurring expenses. In the case of grants of restricted stock that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no shares of restricted stock will become vested unless the performance targets shall have been satisfied and the Committee has certified, by resolution or other appropriate action in writing, that the performance targets previously established by the Committee have been satisfied.

Payment for Shares; Loans by the Company

         The Committee may permit payment of the exercise price of stock options to be made in cash, by the surrender of Common Stock valued at its then fair market value, through a cashless exercise, or by such other means (including a combination of stock and cash) as it deems appropriate.

         The 2000 Stock Option Plan empowers the Company to make loans to grantees in connection with the exercise of stock options or the ownership of restricted stock, up to the following amounts:

          (1)    With respect to the exercise of stock options, the sum of the exercise price and the amount of income taxes reasonably estimated to be payable by the grantee in connection with such exercise; or

          (2)    With respect to restricted stock, the amount of income taxes reasonably estimated to be payable by the grantee in connection with the ownership of the restricted stock.

         Loans made under the terms of the 2000 Stock Option Plan will bear interest at such rates as may be established by the Committee. No loan may have an initial term exceeding three years, but the loan may be renewed at the discretion of the Committee. With the consent of the Committee, loans may be repaid in shares of Common Stock at their then fair market value. Loans may, but are not required to be, secured by shares of Common Stock.

Miscellaneous Provisions

         The Committee may accelerate the period of exercise or vesting of any award made under the 2000 Stock Option Plan, either absolutely or contingently, for such reasons as the Committee may deem appropriate, except to the extent inconsistent with qualification under Section 162(m) of the Code, when such qualification is intended.

         In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a change in control of the Company, the forfeiture provisions and transfer restrictions applicable to such stock lapse. In addition, in the event of a tender offer or exchange offer for the Common Stock or upon the occurrence of certain other events, all options granted under the 2000 Stock Option Plan shall become exercisable in full, unless otherwise provided by the Committee.

Amendment and Termination of the Plan

         The Board may at any time terminate or amend the 2000 Stock Option Plan. No amendments to the 2000 Stock Option Plan will require shareholder approval unless such approval is required to comply with Section 422 of the Code, the requirements of the Nasdaq Stock Market or any other applicable law or regulation. Unless previously terminated by the Board, no further awards may be made under the 2000 Stock Option Plan after ten years from the date of its adoption.

Federal Income Tax Consequences

         The following is a brief summary of the principal federal income tax consequences of awards under the 2000 Stock Option Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

         Limitation on Amount of Deduction. The Company generally will be entitled to a tax deduction for awards under the 2000 Stock Option Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under section 162(m). The 2000 Stock Option Plan has been designed to permit the Committee to grant awards which qualify for deductibility under section 162(m).

         Taxation of Ordinary Income and Capital Gains. Subject to certain exceptions, the maximum federal rate of tax on "net capital gains" from the sale or exchange of capital assets is 15%. "Net capital gain" is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be "long term" if the capital asset was held for more than one year and "short-term" if the capital asset was held for one year or less. For taxpayers with certain income levels, the marginal tax rate applicable to ordinary income can range up to 35%. The classification of income as ordinary compensation income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

         Nonqualified Stock Options. An employee who is granted a nonqualified option does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction. The employee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the employee subject to applicable reporting and withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the employee as compensation in the year the income is taxable to the employee. Any appreciation in value after the time of exercise will be taxable to the employee as capital gain and will not result in a deduction by the Company.

         The employee will also be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the employee's basis in the shares, the employee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the employee's basis in the shares, the employee will recognize long-term or short-term capital loss depending on how long the shares were held. The employee's basis in the option shares will equal the amount of ordinary income recognized by the employee upon exercise of the option, plus any cash paid to exercise the option.

         Incentive Stock Options. An employee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

         An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the employee as a long-term or short-term capital gain, depending on how long the option shares were held. The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income.

         Restricted Stock. An employee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time, unless the employee makes an election under Section 83(b) of the Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the employee will recognize ordinary income when the restricted stock becomes vested (i.e., when the restrictions lapse through attainment of specified performance goals or otherwise) in an amount equal to the fair market value of the shares at that time less any amount paid by the employee. The Company may claim a deduction when the employee recognizes income, in an amount equal to the income recognized by the employee. Dividends paid to the employee with respect to restricted stock prior to vesting constitute compensation taxable to the employee and a tax deduction to the Company. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the employee's holding period following such lapse.

         Pursuant to the provisions of Section 83(b) of the Code, an employee who receives restricted stock may elect to be taxed at the time of the award. If the employee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the employee, will be taxed to the employee as taxable compensation and will be deductible by the Company. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the employee and not deductible by the Company. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, the employee will be entitled to a capital loss deduction.

The Board of Directors recommends a vote FOR adoption of the proposed amendment to the 2000 Stock Option Plan.

Performance Graph

         The performance graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the Nasdaq Stock Market Index and the Nasdaq Index for Retail Trade Stocks for the period from January 29, 1999 through January 30, 2004.

Comparison of Cumulative Total Return Among The Company,
Nasdaq Stock Market Index and Nasdaq Index for Retail Trade Stocks

	January 29, 1999	January 28, 2000	February 2, 2001	February 1, 2002	January 31, 2003	January 30, 2004
The Nasdaq Stock Market (U.S.)	100	154	105	76	53	82
Nasdaq Retail Trade Stocks	100	80	62	73	60	88
Shoe Carnival, Inc.	100	84	92	148	138	172

Compensation Committee Interlocks and Insider Participation

         During fiscal 2003, the Compensation Committee consisted of Messrs. Bindley, Schoor, and Aschleman. None of the Compensation Committee members were involved in a relationship requiring disclosure as an interlocking executive officer/director or as a former officer or employee of the Company. In addition, other than Mr. Aschleman, none of the Compensation Committee members was involved in a relationship requiring disclosure under Item 404 of Regulation S-K. See "Certain Transactions".

Certain Transactions

         Mr. Weaver, along with Bradley W. Weaver, his son and the owner of 4.9% of the outstanding shares of the Company's Common Stock, are the principal shareholders of LC Footwear, LLC and PL Footwear, Inc. Mr. J. Wayne Weaver is also Chairman of the Board and Chief Executive Officer of LC Footwear, LLC and PL Footwear, Inc.

         The Company purchases women's footwear from LC Footwear, LLC in the ordinary course of business. During 2003, there were no purchases made; however, the Company anticipates that the relationship will continue and future purchases will be made. Management of the Company believes that purchases from LC Footwear, LLC are on terms that are not less favorable to the Company than could be obtained from unrelated third parties for comparable merchandise.

         PL Footwear, Inc., along with others, serve as import agents for the Company. Import agents represent the Company on a commission basis in dealings with shoe factories primarily in mainland China where most of the Company's private label shoes are manufactured. As agents for the Company, PL Footwear, Inc. and others visit shoe manufacturers, collect shoe samples, submit these samples to the Company and advise the Company of market conditions and availability of merchandise. They also help select leather, assist in detailing and quality control and coordinate the production and delivery schedule of a portion of the Company's private label merchandise. The Company pays PL Footwear, Inc. 10% of the gross purchase price of shoes bought through that company. Commissions paid to PL Footwear, Inc. were approximately $1.2 million in 2003. Management of the Company believes that the arrangements with PL Footwear, Inc. are on terms that are not less favorable to the Company than could be obtained from unrelated parties.

         Mr. Aschleman is a partner of the law firm of Baker & Daniels, which has in the past, and continues to, provide legal services to the Company.

PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of March 31, 2004, certain information with respect to beneficial ownership of the Company's Common Stock by each person (or group of affiliated persons) who is known by management to own beneficially more than 5% of the Common Stock, by each Named Executive Officer who is not a Director, and by all Directors and current executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
Name	Number of Shares Beneficially Owned	Percent of Class
J. Wayne Weaver and Delores B. Weaver(1)	4,833,230 (2)	37.8%
Timothy T. Baker	80,240 (3)	*
Clifton E. Sifford	72,112 (4)	*
W. Kerry Jackson	51,300 (5)	*
All current executive officers and Directors as a group (10 persons)	5,670,645 (6)	42.5%
Wellington Management Company, LLP 75 State Street Boston, MA 02109**	881,000 (7)	6.9%
Dimensional Fund Advisors, Inc. 1299 Ocean Ave., 11th Floor Santa Monica, CA 90401**	807,297 (8)	6.3%

*	Less than 1%
**	Information is based solely on reports filed by such shareholder under Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934.
(1)	J. Wayne Weaver and Delores B. Weaver are husband and wife. Their address is 8233 Baumgart Road, Evansville, Indiana 47725.
(2)	Mr. and Mrs. Weaver each individually own 1,750,000 shares and jointly own 333,230 shares. 1,000,000 shares are held in a trust of which Mr. and Mrs. Weaver are both trustees.
(3)	Includes 71,597 shares issuable upon the exercise of presently exercisable options.
(4)	Includes 70,983 shares issuable upon the exercise of presently exercisable options.
(5)	Includes 45,000 shares issuable upon the exercise of presently exercisable options.
(6)	Includes 525,453 shares issuable upon the exercise of presently exercisable options.
(7)

The shareholder is a registered investment advisor and holding company and has shared voting and dispositive power with respect to the shares. The shares are owned of record by clients of the shareholder.

(8)

The shareholder is a registered investment advisor and has sole voting and dispositive power with respect to the shares. All of the indicated shares are owned by advisory clients of the shareholder, and the shareholder disclaims beneficial ownership of such shares.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

         The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2005 Annual Meeting of Common Shareholders is January 5, 2005.

         In order to be considered at the 2005 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as Directors and of any business to be brought by a shareholder before an annual shareholders' meeting. Specifically, the By-Laws provide that for a shareholder to nominate a person for election to the Company's Board of Directors, the shareholder must be entitled to vote for the election of Directors at the meeting and must give timely written notice of the nomination to the Secretary of the Company. The By-Laws also provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting. In the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

         The specific requirements of these advance notice and eligibility provisions are set forth in Article II and Article III of the Company's By-Laws, a copy of which is available upon request. Such request and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

SHAREHOLDER COMMUNICATIONS

         The Board of Directors of the Company has implemented a process whereby shareholders may send communications to the Board's attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Shoe Carnival, Inc., Board of Directors, c/o Secretary, 8233 Baumgart Road, Evansville, Indiana 47725. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

INCORPORATION BY REFERENCE

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this proxy statement, in whole or in part), the Compensation Report of the Compensation Committee, the Performance Graph and the Report of the Audit Committee shall not be incorporated by reference in any such filings.

ANNUAL REPORTS

         The Annual Report to Shareholders for the 2003 fiscal year accompanies this Proxy Statement. The Annual Report is not used as part of this solicitation material and no action will be taken with respect to it at the Annual Meeting. In addition, a copy of the Company's Annual Report on Form 10-K for the 2003 fiscal year as filed with the Securities and Exchange Commission, including financial statements but excluding exhibits, may be obtained without charge upon written request to David A. Kapp, Secretary, Shoe Carnival, Inc., 8233 Baumgart Road, Evansville, Indiana 47725.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
SHOE CARNIVAL, INC.

Purpose
         The Audit Committee of the Board of Directors of Shoe Carnival, Inc. (the "Company") is appointed by the Board to assist the Board in monitoring (1) the integrity of the Company's financial statements, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditor, and (4) the Company's compliance with legal and regulatory requirements.

         The Audit Committee is also responsible for producing the annual report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement.

Committee Membership

         The Audit Committee shall consist of at least three directors. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and SEC rules and regulations.

         The members and the Chair of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

         The Audit Committee shall have the sole authority to retain and terminate the independent auditor (subject, if applicable, to shareholder ratification), and to approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditor. The Audit Committee may consult with management but shall not delegate these responsibilities to management.

         The Audit Committee shall preapprove all auditing services and non-audit services (subject to a de minimus exception) provided to the Company by the independent auditor and shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting, as required by Section 10A of the Exchange Act. The Audit Committee may delegate its responsibility to preapprove auditing and non-audit services to one or more of its members, whose decisions must be presented to the full Audit Committee at each of its scheduled meetings.

         The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.

         The Audit Committee shall have the authority, to the extent it deems necessary or appropriate and without seeking Board approval, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, personnel responsible for the internal audit function and the independent auditor in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

         The Audit Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

         The Audit Committee shall review and approve all related-party transactions.

         The Audit Committee shall make regular reports to the Board which shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

         The Audit Committee shall also perform the following functions:

Financial Statement and Disclosure Matters

         1.        Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

         2.        Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements.

         3        Discuss with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, as well as significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

         4.        Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

         5.        Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

         6.        Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

         7.        Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

a.        The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditor, any internal auditors or management.

b.        The management letter provided by the independent auditor and the Company's response to that letter.

c.         Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management, including any accounting adjustments that were noted or proposed by the auditor but were "passed" (as being immaterial or otherwise).

Oversight of the Company's Relationship with the Independent Auditor

         8.        Review the experience and qualifications of the senior members of the independent auditor team.

         9.        Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

         10.      Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the personnel responsible for the internal audit function. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

         11.      Assure the regular rotation of the lead audit partner of the independent auditor as required by Section 10A of the Exchange Act.

         12.      Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

         13.      Set policies for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account.

         14.      Discuss with the national office of the independent auditor issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

         15.      Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

         16.      Obtain and review the report required under Section 10A of the Exchange Act from the independent auditor.

Oversight of the Company's Internal Audit Function

         17.      Discuss with the independent auditor the responsibilities, budget and staffing of the internal audit function and any recommended changes in the planned scope of the internal audit.

         18.      Review with the Board the performance of the Company's internal audit function.

Compliance Oversight Responsibilities

         19.      Obtain from the independent auditor assurance that the provisions of Section l0A of the Exchange Act respecting the detection and reporting of illegal acts have not been implicated.

         20.      Obtain reports from management and the independent auditor that the Company is in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

         21.      Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

         22.      Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

SHOE CARNIVAL, INC.
2000 STOCK OPTION AND INCENTIVE PLAN
(AS PROPOSED TO BE AMENDED)

         1.        Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its Affiliates.

         2.       Definitions. The following definitions are applicable to the Plan:

         "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

         "Annual Return To Shareholders" -- means the Company's return to shareholders as represented by share price appreciation plus dividends paid on one share of stock during any Year during a Restricted Period.

         "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or Restricted Stock, or any combination thereof, as provided in the Plan.

         "Board" -- means the Board of Directors of the Company.

         "Business Criteria" -- means any one or any combination of Annual Return to Shareholders, Total Net Sales, Net Earnings, Net Earnings before Nonrecurring Items, Return on Equity, Return on Assets, EPS, EBITDA or EBITDA before Nonrecurring Items, in each case during any Year during a Restricted Period.

         "Change in Control" -- means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

         "Code" -- means the Internal Revenue Code of 1986, as amended.

         "Committee" -- means the Committee referred to in Section 3 hereof.

         "Company" -- means Shoe Carnival, Inc., an Indiana corporation.

         "Continuous Service" -- means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

         "EBITDA" for any Year means -- the consolidated earnings before interest, taxes, depreciation and amortization of the Company as reflected in the Company's audited consolidated financial statements for the Year.

         "EBITDA before Nonrecurring Items" means -- for any Year EBITDA of the Company before any extraordinary or unusual one-time nonrecurring expenses or other charges as reflected in the Company's audited consolidated financial statements for the Year.

         "Employee" -- means any person, including an officer or director, who is employed by the Company or any Affiliate.

         "EPS" for any Year means -- diluted earnings per share of the Company, as reported in the Company's audited consolidated financial statements for the Year.

         "Exchange Act" -- means the Securities Exchange Act of 1934, as amended.

         "Exercise Price" -- means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

         "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan which is intended to qualify under Section 422 of the Code.

         "Market Value" -- means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

         "Net Earnings" for any Year means -- the consolidated net earnings of the Company, as reported in the Company's audited consolidated financial statements for the Year.

         "Net Earnings before Nonrecurring Items" means -- for any Year the Net Earnings of the Company before any extraordinary or unusual one-time nonrecurring expenses or other charges as reflected in the Company's audited consolidated financial statements for the Year.

         "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

         "Option" -- means an Incentive Stock Option or a Non-Qualified Stock Option.

         "Participant" -- means any officer or key employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

         "Performance Target(s)" -- means the specific objective goal or goals (which may be cumulative and/or alternative) that are timely set forth in writing by the Committee for each Employee for the Restricted Period in respect of any one or more of the Business Criteria.

         "Plan" -- means this 2000 Stock Option and Incentive Plan of the Company.

         "Reorganization" -- means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

         "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 9 hereof with respect to Restricted Stock awarded under the Plan.

         "Restricted Stock" -- means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 9 hereof, so long as such restrictions are in effect.

         "Return on Assets" for any Year means -- Net Earnings (as reported in the Company's audited consolidated financial statements for the Year) divided by the average of the total assets of the Company at the end of the fiscal quarters of the Year.

         "Return on Equity" for any Year means -- the Net Earnings (as reported in the Company's audited consolidated financial statements for the Year) divided by the shareholders equity of the Company at the beginning of each Year.

         "Securities Act" -- means the Securities Act of 1933, as amended.

         "Shares" -- means the Common Stock, $.01 par value, of the Company.

         "Total Net Sales" for any Year -- means the Company's total net sales as reported in the Company's consolidated audited financial statements for the Year.

         "Year" -- means any one or more fiscal years of the Company commencing on or after January 30, 2000 that represent(s) the applicable Restricted Period.

         3.        Administration. The Plan shall be administered by the Committee, which shall consist of two or more members of the Board, each of whom shall be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

         A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

         4.       Participants. The Committee may select from time to time Participants in the Plan from those officers and key employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

         5.       Shares Subject to Plan. Subject to adjustment by the operation of Section 10 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 1,500,000 Shares. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 300,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. With respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

         6.       General Terms and Conditions of Options. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price, (ii) the number of Shares subject to, and the expiration date of, any Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option.

         7.       Exercise of Options.

(a)       Except as provided in Section 13, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 7, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

(b)       To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which such Participant elects to exercise such Option together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Committee in its sole discretion, including permitting a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell the Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price and any tax withholding resulting from such exercise.

(c)       If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, disability or retirement, all rights under any Options granted to such Participant shall terminate immediately upon such Participant's cessation of Continuous Service, and the Participant shall (unless the Committee in its sole discretion waives this requirement) repay to the Company within 10 days the amount of any gain realized by the Participant upon any exercise within the 90-day period prior to the cessation of Continuous Service of any Options granted to such Participant under the Plan. If the Continuous Service of a Participant is terminated by reason of death, disability or retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option. If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph (c) of this Section 7, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within 90 days immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

(d)       In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option. At the time of the death of the Participant, all Options theretofore granted to the Participant and not fully exercisable shall terminate. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

(e)       Notwithstanding the provisions of the foregoing paragraphs of this Section 7, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

         8.       Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, and (iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted. Notwithstanding any other provisions of this Plan, if for any reason any Option granted under this Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under this Plan.

         9.       Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (g) of this Section 9, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 9. Notwithstanding any other provisions of this Plan, the Committee shall have full and complete discretion, at the time of the grant of an award of Restricted Stock, to determine whether or not the grant of Restricted Stock is intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

(a)       At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 9 and Section 10 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. Except in the case of grants of Restricted Stock which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(b)       Except as provided in Section 12 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 9 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death or total or partial disability, then the restrictions with respect to the Ratable Portion of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The Ratable Portion shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant's death or total or partial disability reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or total or partial disability of the Participant.

(c)       Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2000 Stock Option and Incentive Plan of Shoe Carnival, Inc., and an Agreement entered into between the registered owner and Shoe Carnival, Inc. Copies of such Plan and Agreement are on file in the office of the Secretary of Shoe Carnival, Inc.

(d)       At the time of an award of Shares of Restricted Stock, the Participant shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award and to such other matters as the Committee shall in its sole discretion determine.

(e)       At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 9 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 9, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the first sentence of this paragraph (e).

(f)       At the expiration of the restrictions imposed by paragraph (a) of this Section 9, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 9 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 9 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 9. Notwithstanding any other provision of this Section 9 and Section 11 to the contrary, in the case of grants of Restricted Stock that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no Shares of Restricted Stock shall become vested unless the Performance Targets with respect to such Restricted Stock shall have been satisfied and unless the Committee has certified, by resolution or other appropriate action in writing, that the Performance Targets previously established by the Committee have been satisfied. If the vesting of Shares of Restricted Stock is accelerated after the applicable Performance Targets have been met, the amount of Restricted Stock distributed shall be discounted by the Committee to reasonably reflect the time value of money in connection with such early vesting.

(g)       Notwithstanding any other provision of this Section 9 to the contrary, for purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish restrictions based upon the achievement of Performance Targets. The specific goal or goals under the Performance Targets that must be satisfied for the Restricted Period to lapse or terminate shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code. The Business Criteria for Performance Targets under this Section 9 shall be any one or any combination of Annual Return to Shareholders, Total Net Sales, Net Earnings, Net Earnings before Nonrecurring Items, Return on Equity, Return on Assets, EPS, EBITDA or EBITDA before Nonrecurring Items. In granting Restricted Stock that is intended to qualify under Section 162(m), the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code.

         10.       Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

         11.       Effect of Reorganization.

         Awards will be affected by a Reorganization as follows:

(a)       If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 9(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 8, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

(b)       If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

         12.        Effect of Change of Control. If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within eighteen months after a Change in Control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 9 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

         13.        Assignments and Transfers. Except as otherwise determined by the Committee, no Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

         14.        Employee Rights Under the Plan. No officer, employee or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

         15.        Delivery and Registration of Stock. The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

         16.        Withholding Tax. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Company may, in lieu of requiring the Participant or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

         Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company may, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

         17.        Loans.

(a)       The Company may make loans to a Participant in connection with Restricted Stock or the exercise of Options subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Company shall impose from time to time.

(b)       No loan made under the Plan shall exceed (i) with respect to Options, the sum of (A) the aggregate option price payable upon exercise of the Option in relation to which the loan is made, plus (B) the amount of the reasonably estimated income taxes payable by the grantee and (ii) with respect to Restricted Stock, the amount of reasonably estimated income taxes payable by the grantee. In no event may any such loan exceed the Market Value of the related Shares at the time of the loan.

(c)       No loan shall have an initial term exceeding three years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable on a date no later than (i) one year after termination of the Participant's employment due to death, retirement or disability, or (ii) the day of termination of the Participant's employment for any reason other than death, retirement or disability.

(d)       Loans under the Plan may be satisfied by the Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Shares at Market Value on the date of such payment.

(e)       When a loan shall have been made, Shares having an aggregate Market Value equal to the amount of the loan may, in the discretion of the Committee, be required to be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan. Portions of such Shares may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

(f)       Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

         18.        Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or Nasdaq system on which the Shares are listed or quoted) shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

         19.       Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and certain of the Awards granted hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board of Directors of the Company or the Committee in any manner so that certain provision of the Plan or any Award intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

         20.        Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company. Unless sooner terminated under Section 18 hereof, no further Awards may be made under the Plan after ten years from the date of adoption.

Adopted by the Board of Directors
of Shoe Carnival, Inc. as of May 1, 2000

Adopted by the Shareholders of
Shoe Carnival, Inc. as of June 8, 2000

Amended by the Board of Directors of Shoe Carnival, Inc.
as of March 10, 2004 and by the Shareholders of Shoe Carnival, Inc.
as of ______________, 2004.

Proxy - Shoe Carnival, Inc.

Proxy Solicited on Behalf of The Board of Directors
For The Annual Meeting of Shareholders - June 11, 2004

The undersigned appoints Mark L. Lemond and J. Wayne Weaver, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Shoe Carnival, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of shareholders thereof to be held at the Evansville Marriott, 7101 North U.S. Route 41, Evansville, Indiana on June 11, 2004, or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise marked, this proxy will be voted FOR the election as Director of the nominees listed under Proposal 1 and FOR Proposals 2 and 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Shoe Carnival, Inc.
Annual Meeting Proxy Card

A.  Election of Directors

1.   The Board of Directors recommends a vote FOR the listed nominees.
01 - Mark L. Lemond	For	Withhold
	[ ]	[ ]

02 - James A. Aschleman	For	Withhold
	[ ]	[ ]

B.  Issues

The Board of Directors recommends a vote FOR the following proposals.

2.	Proposal to approve a proposed amendment to the	For	Against	Abstain
	Company's 2000 Stock Option and Incentive Plan.	[ ]	[ ]	[ ]

3.	Proposal to ratify the appointment of Deloitte & Touche LLP,	For	Against	Abstain
	as auditors for the Company for 2004.	[ ]	[ ]	[ ]

4.	In their discretion, to transact such other business
that may properly come before the meeting.

C.  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE:  When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)